Exhibit 10.1

TERMS AND CONDITIONS OF CONVERTIBLE BONDS
ISSUED BY PHYSIO-ASSIST

This document sets forth the terms and conditions (the “Terms and Conditions”) of the bonds convertible into B Preferred Shares (the “Convertible Bonds”), issued by PHYSIO-ASSIST, a French société par actions simplifiée having its registered office located at 31 Parc du Golf – CS 90519, 13593 Aix-en-Provence, registered with the trade and companies register under number 753 793 827 RCS Aix-en-Provence (the “Company”).

1.
Definitions

“Affiliate(s)”

means, in relation to a person, any other person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with such person, in each case from time to time.

“Control”	means, in relation to any entity, the control as defined by article L.233-3 of the French Commercial Code.
“Convertible Bonds”	has the meaning assigned to it in the preamble hereto.
“Company”	has the meaning assigned to it in the preamble hereto.
“Conversion Date”	has the meaning ascribed to it in Paragraph 2.6(c).
“Conversion Notice”	has the meaning assigned to it in Paragraph 2.6(c).
“Free Transfer”	means any transfer to the benefit of an Affiliate of the Holder at the time such transfer occurs.
“Holder”	means any holder of Convertible Bond from time to time.
“Interest”	has the meaning assigned to it in Paragraph 2.3.
“Insolvency Event”

means the occurrence of any of the following event:

•
A decision by a management body of the Company is taken or judicial proceedings or other measure is initiated with a view of:
-
implementing any insolvency proceedings set forth in Book VI of the French Commercial Code (French “procédures collectives”) with respect to the Company, including the suspension of the payments, the initiation of safeguard proceedings (“procédure de sauvegarde”), accelerated safeguard proceedings (“procédure de sauvegarde accélérée”), accelerated financial safeguard proceedings (“procédure de sauvegarde financière accélérée”), judicial reorganisation (“redressement judiciaire”), judicial liquidation (“liquidation judiciaire”) or restructuring (in particular, within the scope of an ad hoc mandate (“mandat ad hoc”) or conciliation (“conciliation”) of the Company; or
-
the entering into by the Company an adjustment, assignment or rescheduling agreement with one or several creditors due to present or anticipated financial problems.

•
The Company requests for the appointment of an ad hoc administrator (“administrateur ad hoc”) or the initiation of a conciliation procedure (“procédure de conciliation”) in accordance with Articles L. 611-3 to L. 611-15 of the French Commercial Code;
•
A judgment for the opening of any insolvency proceedings set forth in Book VI of the French Commercial Code (French “procédures collectives”) with respect to the Company, including safeguard proceedings (“procédure de sauvegarde”), accelerated safeguard proceedings (“procédure de sauvegarde accélérée”), accelerated financial safeguard proceedings (“procédure de sauvegarde financière accélérée”), judicial reorganisation (“redressement judiciaire”), judicial liquidation (“liquidation judiciaire”) or for the judicial transfer of the whole of the business (“cession totale de l'entreprise”) or the partial transfer of the business (“cession partielle de l'entreprise”) is issued in respect of the Company pursuant to Articles L. 620-1 to L. 670-8 of the French Commercial Code

“Maturity Date”	has the meaning assigned to it in Paragraph 2.5(a).
“New Equity Financing”	means the closing of an equity financing round of the Company, excluding conversion of existing bonds or similar instruments.
“Nominal Value”	has the meaning assigned to it in Paragraph 2.1.
“B Preferred Shares”	means B preferred shares issued or to be issued by the Company.
“Redemption Notice”	has the meaning assigned to it in Paragraph 2.5(b).
“SPA”	has the meaning assigned to it in Paragraph 2.2.
“Terms and Conditions”	has the meaning assigned to it in the preamble hereto.
2.
Terms and conditions of the Convertible BondS
2.1
Number and Nominal Value of the Convertible Bonds

In accordance with the decisions of the shareholders of the Company dated 10 July 2023 and Article L.228-91 of the French Code de commerce, the Company has issued 1,250 Convertible Bonds, for a total principal amount of USD 250,000.

The Convertible Bonds are issued at a price of USD 200 per Convertible Bond (the “Nominal Value”) payable in a single subscription, without any issuance premium.

2.2
Purpose of the Convertible Bonds

The Convertible Bonds have been issued and subscribed by the initial Holder in the context of the share purchase agreement executed on the date hereof between the current shareholders of the Company, as sellers, and the initial Holder, as purchaser, in relation to the acquisition by the later of all the securities and voting rights in the Company (the “SPA”) in order to finance the operations of the Company in the Ordinary Course of Business (as such term is defined in the SPA) consistent with past practices.

2.3
Interests

The Nominal Value of each Convertible Bond will bear interest, for each year, at a rate of five (5) per cent (%) (the “Interest”).

The Interest will be calculated on the basis of the number of days elapsed during the relevant period (the first day of each period being included and the last day excluded) divided by three hundred and sixty-five (365) days.

Interest will begin to accrue from the date of subscription of the Convertible Bonds and will be capitalized annually on each anniversary date of the subscription of the Convertible Bonds, in accordance with the provisions of Article 1343-2 of the French Civil Code.

In the event of normal redemption in accordance with Paragraph 2.5(a) below, capitalized Interests and non-capitalized accrued Interests will be paid in full, together with the aggregate Nominal Value, on the Maturity Date.

In the event of conversion of the Convertible Bonds into B Preferred Shares in accordance with Paragraph 2.6, capitalized interest and non-capitalized accrued interest will be paid in full on the Conversion Date.

In the event of total or partial early redemption, capitalized interest and non-capitalized accrued interest will be paid pro rata temporis.

If any interest payment date is not a business day, the payment date will be the next business day.

In order to satisfy the legal and regulatory provisions in force, it being specified that, to the extent that no fees or other accessory is provided for, the effective total rate (taux effectif global) which would be applicable to the present bond loan is equal to 5% per year.

2.4
Form of the Convertible Bonds – transfer restrictions

Convertible Bonds are in the form of registered securities.

Save in case of Free Transfer, any transfer of all or part of the Convertible Bonds is subject to the prior approval of the president (président) of the Company.

The transfer of the Convertible Bonds will be made exclusively by transfer form (ordre de mouvement) signed by the transferor and the transfer of ownership will result from the entry of the relevant Convertible Bonds in the account of the transferee in the securities transfer register and the security holder accounts of the Company.

Any transfer of Convertible Bond will result in the transferee adhering to these Terms and Conditions and assignment of all rights attached to each Convertible Bond.

The Convertible Bonds will constitute direct, general, unconditional and unsecured obligations of the Company. Cash redemptions made by the Company pursuant to the provisions hereof shall rank equally among themselves and with all other unsecured, unsubordinated indebtedness and guarantees, whether present or, subject to the terms and conditions hereof, future, of the Company.

2.5
Redemption
(a)
Redemption

Unless they have been previously redeemed or converted, the Convertible Bonds will be redeemed in whole for their Nominal Value plus any accrued Interests, on 31 December 2023 (the “Maturity Date”).

(b)
Early redemption

Pursuant to the provisions of Article L. 228-76 of the French Commercial Code, it may be proceeded in the event of an early dissolution of the Company before the Maturity Date, at the initiative of the Company or of the Holder, to the early repayment of all outstanding Convertible Bonds for their Nominal Value plus any accrued Interests.

In addition, in the event that, before the Maturity Date, any of the following events occurs:

(i)
the acquisition of the Control over the Company by the Holder; or
(ii)
the completion of a New Equity Financing, or
(iii)
an Insolvency Event, or
(iv)
Completion does not occur by the Long Stop Date (as such terms are defined in the SPA);
(v)
SPA is terminated;
(vi)
the Company and/or the Sellers (as such term is defined in the SPA) have breached any of the undertakings set forth in the SPA, in particular those provided for in Clause 6 of the SPA, not being remedied or cured after a period of ten (10) business days following notification of such breach by the Purchaser (as such term is defined in the SPA), the Holder may, at any time following such event, send by written notification to the Company a request for the redemption of all or part of the Convertible Bonds it holds in cash, for their Nominal Value plus any accrued Interests (the “Redemption Notice”) and the Company shall then proceed with the repayment of the Convertible Bonds’ Nominal Value plus any accrued Interests pursuant to the provisions of this agreement.

The Company and its president (president) hereby undertake to communicate in writing to the Holder within 5 Business Days of the date on which they became aware of any of the occurrence of any of the events mentioned herein.

(c)
Voluntary redemption

Subject to the prior approval of the Holder, the Company may, at any time and at its sole discretion, decide to redeem all or part of the Convertible Bonds in cash (Nominal Value and accrued Interests), without penalty, by sending a written Redemption Notice to the Holder.

(d)
Payment

The reimbursement of the Convertible Bonds will be made under the sole deduction of withholding taxes or taxes that the Law imposes or may impose on the holders on a mandatory basis.

In the event of normal redemption in accordance with Paragraph 2.5(a) above, the Company shall reimburse the full amount of the Convertible Bonds (Nominal Value and accrued Interests) on the first business day following the Maturity Date.

In the event of a mandatory or voluntary early redemption in accordance with Paragraph 2.5(b) or 2.5(c), the Company shall reimburse the full amount of the relevant Convertible Bonds (Nominal Value and accrued Interests) within fifteen (15) business days following the date of the Redemption Notice.

Any amount due (including any amount due as late interest pursuant to this Article) to the Holder and not paid by the Company on its due date shall give rise to the payment of late interest at the annual rate of five per cent (5%), calculated on the basis of the number of days elapsed between the day after this due date and the effective date of payment of the said sum and a year of 365 days.

The late interest will be capitalized annually, in accordance with the provisions of Article 1343-2 of the French Civil Code.

(e)
Cancellation

The redeemed Convertible Bond will be immediately cancelled and may not, therefore, be reissued or resold.

2.6
Conversion of the Convertible Bonds
(a)
Conditions for the conversion of the Convertible Bonds

The Holder may request, at any time following the acquisition of the Control of the Company by the Holder or in case of an Insolvency Event, the conversion of all the Convertible Bonds it holds at the rate of one (1) B Preferred Share of the Company per Convertible Bond.

In support of its request for conversion, the Holder will have to complete a conversion form constituting a subscription for new B Preferred Shares of the Company.

In the event that the reserves and premiums shown in Company's equity are insufficient to ensure the conversion of all Convertible Bonds into B Preferred Shares on the date of conversion, the Company will take the necessary measures (e.g. prior share capital reduction) to enable such conversion.

It is further specified that, for accounting purposes, in the event of conversion of any Convertible Bonds, the outstanding nominal amount of the relevant Convertible Bonds shall be converted from US dollars to euros at the exchange rate applicable on the business day immediately prior to the date of conversion.

(b)
Issuance of the new B Preferred Shares

The B Preferred Shares issued upon conversion of the Convertible Bonds shall be subject to the articles of association of the Company and will vest their holders with full rights attached thereto as from their issuance date.

In particular, the B Preferred Shares issued upon conversion of the Convertible Bonds shall carry dividend rights as from the first day of the financial year in which they are issued.

(c)
Conversion Notice

The Holder may notify the Company at any time after a Change of Control of the Company of its decision to convert all of the Convertible Bonds it holds into B Preferred Shares (the “Conversion Notice”). The Conversion Notice will be accompanied by the corresponding subscription form, it being specified that the subscription of the corresponding new B Preferred Shares will be effected solely by virtue of the Conversion Notice and the delivery of the corresponding duly signed subscription form.

Subject to the receipt by the Company of a Conversion Notice and the corresponding subscription form, the Convertible Bonds will be converted on the next business day following the date of the Conversion Notice (the “Conversion Date”). The Convertible Bonds converted into B Preferred Shares will be cancelled by the Company upon issuance of the new B Preferred Shares resulting from conversion of such Convertible Bonds.

3.
REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to the Bondholders that, as at the date hereof:

(a)
the Company is duly organized and established and validly existing under the laws of France, is duly qualified to do business and has full power and authority to execute, deliver, and perform its obligations hereunder;
(b)
these Terms and Conditions constitute legal, valid, and binding obligations of the Company enforceable against it in accordance with its terms;
(c)
the Convertible Bonds are validly issued in accordance with the provisions of the French commercial code;
(d)
neither the execution of and entry into these Terms and Conditions by the Company nor the performance by the Company of the transactions contemplated hereunder violate, conflict with or result in the breach of, or constitute a default under (a) any provision of the by-laws or other organizational documents of the Company, (b) any material provision of any law or regulation applicable to the Company, or (c) any final non-appealable order, judgment or award of any court, tribunal or governmental authority applicable to the Company, or to which any of its assets are subject;
(e)
neither the execution of and entry into these Terms and Conditions by the Company nor the performance by the Company of its obligations hereunder requires or will require any governmental authorization of the part on the Company;
(f)
no action, proceedings or dispute, whether arbitral, judicial or administrative, is pending nor, to the knowledge of the Company, threatened, which would likely prevent the execution or performance of these Terms and Conditions, or which would materially and adversely affect the Company’s ability to fulfill its obligations hereunder; and
(g)
there is no material matter affecting the business or affairs of the Company, including its financial position, that has not been disclosed to the Holder ;
(h)
with respect to the Company, no Insolvency Event has occurred or is likely to occur.

4.
Assimilation

In the event that the Company subsequently issues new convertible bonds in B Preferred Shares whose characteristics are identical to those of the Convertible Bonds and whose holders have rights identical to those of the holders of Convertible Bonds, the holders of such convertible bonds and the Holders of Convertible Bonds will be grouped into a single pool.

5.
Notifications

Any notice provided for herein must be sent (i) if the Company is the recipient, to the address of its registered office, or (ii) if the Holder is the recipient, to the address appearing on the subscription form or the transfer form (ordre de mouvement) of the Convertible Bonds or to any other address that such Holder may have indicated in accordance with the provisions of this Paragraph .

To be validly made, any notification must (i) be delivered by hand against receipt dated and signed by its recipient (or its agent) or (ii) sent by email or fax and confirmed by registered mail with a request for receipt.

A hand-delivered notification will be deemed to have been sent and received on the date of the receipt. A notification sent by fax and confirmed by registered mail with a request for acknowledgement of receipt will be deemed (i) sent on the day the email or fax is sent (or on the following day if sent after 6 p.m.) and (ii) received (a) on the date indicated on the receipt notice or (b) if the registered mail has not been withdrawn, on the date of its first submission.

6.
MISCELLANEOUS
6.1
The Company may not modify its form (provided that it remains a société par actions), its corporate purpose (objet social) or its corporate name, without it being necessary to consult the Holder(s).

In the event of a reduction of the share capital of the Company motivated by losses, by reduction either of the nominal amount of the shares or of the number of these, the rights of the Holders will be reduced accordingly, As if they had converted their Convertible Bonds before the date on which the capital reduction became final, in accordance with Article L. 228-98 of the French Commercial Code.

7.
Governing Law

The Convertible Bonds and these Terms and Conditions are governed by French law.

Any dispute arising from the interpretation or execution of the Terms and Conditions shall be subject to the jurisdiction of the Commercial Court of Paris.